UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2008

RISKMETRICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33928	20-8175809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Floor New York, New York 10005	10005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 981-7475

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2008, the Board of Directors of RiskMetrics Group, Inc. (the “Company”) appointed Stephanie Hanbury-Brown to the Company’s Board of Directors, effective November 15, 2008.  Ms. Hanbury-Brown is the  Managing Director of Golden Seeds LLC which she founded in 2004 and which provides investment capital to early stage, high-growth companies.  Prior to that she spent 20 years working in the financial services industry in Sydney, London and New York, most recently as the Head of eCommerce at J.P. Morgan from 1999-2000.  She is currently a member of the Board of Directors of Foster Wheeler Limited, an engineering, construction and project management contractor and power equipment supplier.  Ms. Hanbury-Brown has a Bachelor of Arts degree from the University of Sydney.  It is expected that Ms. Hanbury-Brown will be named to serve on the Company’s Audit Committee.

There is no arrangement or understanding pursuant to which Ms. Hanbury-Brown was selected as a director of the Company.  There are no related party transactions between the Company and Ms. Hanbury-Brown reportable under Item 404(a) of Regulation S-K.  In her capacity as a member of the Board of Directors, Ms. Hanbury-Brown will be compensated in the same manner as the Company’s other non-executive Board members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            RISKMETRICS GROUP, INC.

                                                            By: /s/ David Obstler
                                                               Name: David Obstler
                                                               Title:   Chief Financial Officer

Date: November 17, 2008